Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131 X 282

EMBARCADERO TECHNOLOGIES, INC. ANNOUNCES

TERMINATION OF MERGER AGREEMENT,

CANCELLATION OF SPECIAL MEETING OF STOCKHOLDERS AND

EXPECTED RESTATEMENT OF

HISTORICAL FINANCIAL STATEMENTS TO

REFLECT NON-CASH STOCK OPTION EXPENSE

San Francisco, CA, December 18, 2006 – Embarcadero Technologies, Inc. (NASDAQ: EMBT) today announced that the Company, EMB Holding Corp. (an affiliate of Thoma Cressey Equity Partners, Inc.) and EMBT Merger Corp., have agreed mutually to terminate their pending merger agreement. Under the terms of a Termination and Mutual Release Agreement, dated December 16, 2006, the parties have agreed to release any and all claims they may have against each other and that no termination fee would be paid by either party.

Due to the termination of the merger agreement, the Company also announced that the special meeting of stockholders to vote on the adoption of the merger agreement, which was convened on November 30, 2006 and adjourned to December 18, 2006, has been cancelled and will not be reconvened.

The Company also announced today that in connection with the previously-disclosed review by the Audit Committee of the Company’s stock option grant practices and the discovery of evidence of backdating of stock options as disclosed on November 30, 2006, the Company will need to restate its historical financial statements to record additional non-cash stock-based compensation expense related to past stock option grants having incorrect measurement dates due to backdating of stock options. Accordingly, the Company advises that its financial statements and related communications for periods commencing on or after January 1, 2000 through the present, including those in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2006, should not be relied upon. The Company has concluded that the issues underlying the restatements represent material weaknesses with respect to the effectiveness of internal control over financial reporting. As such, management has now concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2005 and the Company expects to receive an adverse report from its registered public accounting firm that the Company’s internal control over financial reporting was not effective as of December 31, 2006.

Any additional non-cash stock-based compensation expense recorded will generally have the effect of decreasing income from operations, net income and retained earnings contained in the Company’s historical financial statements for the periods noted above. As the Audit Committee’s review is ongoing, the Company cannot at this time reasonably estimate the amount of any such charges, the resulting tax and accounting impact, or the impact of the review on internal controls over financial reporting. The Company does not expect that the anticipated restatements will have any material impact on its historical revenues or cash position for any period, other than costs associated with the Audit Committee’s review and any related tax and employee expenses.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (NASDAQ: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with non-compliance with NASDAQ listing requirements and the possible delisting of our securities, the ability of the Audit Committee to complete its review, any findings or restatements resulting from such review and fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company does not intend to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.